                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEWPORT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              NEWPORT CORPORATION
                               1791 Deere Avenue
                           Irvine, California 92606


                          ---------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 30, 2001


                          ---------------------------


To the Stockholders of Newport Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at the Corporate Headquarters, 1791 Deere Avenue, Irvine, California, on May 30, 2001, at 10:00 a.m., for the purpose of considering and acting upon the following:

  1. To elect two Class I Directors to serve for four years.

  2. To amend the Articles of Incorporation to increase the number of authorized common shares to 200 million from 75 million.

  3. To amend the Articles of Incorporation to authorize a class of preferred stock, to consist of 10,000,000 shares.

  4. To approve the Company's 2001 Stock Incentive Plan.

  5. To approve an amendment to the Company's Employee Stock Purchase Plan to accelerate the eligibility date for employee participation under the Plan.

  6. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

  7. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business April 13, 2001, will be entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                              By order of the Board of Directors



                              Patricia M. Clemens
                              Secretary

Irvine, California
April 27, 2001

              Please sign and return the enclosed Proxy promptly.

                              NEWPORT CORPORATION
                               1791 Deere Avenue
                            Irvine, California 92606

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

Solicitation and Revocation of Proxies

  The enclosed Proxy is solicited by the Board of Directors of Newport Corporation (the "Company" or "Newport") for use in connection with the Annual Meeting of Stockholders to be held at the Corporate Headquarters, 1791 Deere Avenue, Irvine, California on Wednesday, May 30, 2001, at 10:00 a.m., and at any and all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

  The persons named as proxies were designated by the Board of Directors (the "Board") and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a later Proxy or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not in and of itself constitute revocation of the Proxy. All Proxies that are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR election of the director nominees listed below (Proposal 1); FOR the amendment to the Articles of Incorporation to increase authorized common shares to 200 million from 75 million (Proposal 2); FOR the amendment to the Articles of Incorporation to authorize a class of preferred stock, to consist of 10,000,000 shares (Proposal
3); FOR approval of the Company's 2001 Stock Incentive Plan (Proposal 4); FOR approval of the amendment to the Company's Employee Stock Purchase Plan to accelerate the eligibility date for employee participation (Proposal 5); and FOR ratification of the Company's appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2001 (Proposal 6). An automated system administered by the Company's transfer agent will tabulate votes cast for the Annual Meeting. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

  If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed form of proxy will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than those set forth above that will be presented at the Annual Meeting.

  This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 27, 2001. The entire cost of the solicitation of Proxies will be borne by the Company. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit Proxies personally or by telephone, fax, telegraph or cable. The Company has retained D.F. King & Co. to assist in the solicitation of Proxies for a fee of $5,500, plus out-of-pocket expenses. In addition, the Company has agreed to indemnify D.F. King & Co. against any losses or liabilities arising out of D.F. King & Co.'s fulfillment of the contract, except for such losses or liabilities arising out of D.F. King & Co.'s own negligence or willful misconduct.

Voting at the Meeting

  As of April 13, 2001, the record date of the meeting, the Company had outstanding 36,346,832 shares of Common Stock. Each share of Common Stock is entitled to one vote. A majority of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting is required to approve each proposal presented at the meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

  The Articles of Incorporation (the "Articles") of the Company provide that the members of the Company's Board be divided into four classes serving staggered four-year terms. The Articles also provide that there shall be not less than five and not more than nine directors, with the exact number to be fixed from time to time by the Board of Directors. The current authorized number is seven. One class of directors is elected each year for a term extending to the fourth succeeding Annual Meeting after such election.

  At the 2001 Annual Meeting, two directors, constituting the Class I directors, will be elected to hold office for a term expiring at the Annual Meeting in 2005. John T. Subak, one of the current Class I directors, has informed the Company that he will retire from the Board of Directors at the Annual Meeting. The Board of Directors has nominated William R. Rauth III to fill the resulting vacancy in Class I.

  It is the intention of the persons named in the enclosed Proxy to vote to elect Robert G. Deuster and William R. Rauth III as the Class I directors to serve for a term expiring at the Annual Meeting in 2005. The five remaining directors will continue in office, in accordance with their previous elections, until the expirations of the terms of the classes at the 2002, 2003 or 2004 Annual Meetings, as the case may be.

  The holders of a plurality of the shares of the Company's Common Stock present or represented and entitled to vote at the meeting shall have the right to elect the directors. The Proxies may not be voted for a greater number of persons than the number of nominees named.

  The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by the Board.

  The Board of Directors recommends a vote "FOR" the nominees listed below.

                                    Class I
          (Directors nominated for office with term expiring in 2005)

      Name                 Principal Occupation         Age    Director Since
      ----                 --------------------        -----   --------------
Robert G. Deuster      Chairman, President and Chief     50         1996
                         Executive Officer
William R. Rauth III   General Partner, Investment       57          --
                         Group of Santa Barbara

  Mr. Deuster joined the Company as President and Chief Executive Officer in May 1996 and, in June 1997, became Chairman of the Board. From 1985 to 1996 Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Group.

  Mr. Rauth is a general partner of the Investment Group of Santa Barbara, a privately-held investment company, and is a founder and secretary of GlobalEnglish Corporation, a privately-held company providing online English language instruction services. Mr. Rauth is a founder of and has served as counsel for Stradling Yocca Carlson & Rauth, corporate counsel to the Company, since 1975.

Biographical Information for Directors Continuing in Office

  Biographical information follows for each of the other directors of the Company whose present terms will continue after the 2001 Annual Meeting.

                                    Class II
           (Director continuing in office with term expiring in 2002)

      Name                 Principal Occupation         Age    Director Since
      ----                 --------------------        -----   --------------
Robert L. Guyett       President and Chief Executive     64         1990
                        Officer, Crescent Management
                        Enterprises,  LLC

  Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991 he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a Director of the Christopher Reeve Paralysis Foundation.

                                   Class III
          (Directors continuing in office with term expiring in 2003)

      Name                 Principal Occupation         Age    Director Since
      ----                 --------------------        -----   --------------
C. Kumar N. Patel      Professor of Physics,             62         1986
                        University of California
                        at Los Angeles
Kenneth F. Potashner   President, Chief Executive        43         1998
                        Officer and Chairman, S3
                        Incorporated

  Dr. Patel was elected to the Board in January 1986. Dr. Patel was Vice Chancellor-Research, University of California at Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics. Previously he was Executive Director - Research, Materials Science, Engineering and Academic Affairs Division at AT&T Bell Laboratories, a telecommunications corporation, since 1987 and for six years previously was Executive Director, Physics and Academic Affairs Division. He joined Bell Laboratories in 1961.

  Mr. Potashner was appointed to the Board in October 1998. He has held his current position with S3 Incorporated, a supplier of multimedia acceleration hardware and associated software, since November 1998. Mr. Potashner is also Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of pulsed power based systems and components. From 1996 to October 1998 he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a storage system corporation, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a disk drive corporation. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a computer corporation, culminating in the position as Vice President of Worldwide Product Engineering in 1991.

                                    Class IV
          (Directors continuing in office with term expiring in 2004)

      Name                 Principal Occupation         Age    Director Since
      ----                 --------------------        -----   --------------
R. Jack Aplin          Independent Investor              69         1986
Richard E. Schmidt     Independent Investor              69         1999

  From 1989 to the present Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

  Mr. Schmidt joined the Company as Chairman and Chief Executive Officer in September 1991. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. In September 1984, he left Warner-Lambert Company, an international medical and consumer products company, to become President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems and, in 1986, he became Chairman. He held that position until December 1990 when Milton Roy was acquired by Sundstrand Corporation, an aerospace and power transmission corporation. Prior to joining the Company he served as a consultant to Sundstrand Corporation.

  The following directors presently serve as directors of the following public corporations:

     Robert L. Guyett        Maxwell Technologies, Inc.

     Kenneth F. Potashner    S3 Incorporated; and Maxwell Technologies, Inc.

     Richard E. Schmidt      Hycor Biomedical Inc., a manufacturer of
                               medical diagnostic products; and

                             Labconco Corporation, a manufacturer of
                               laboratory equipment and ventilation
                               products

  Stockholders may recommend nominees for election as directors by writing to the Chief Executive Officer of the Company.

Committees and Meetings of the Board

  The Board held four meetings during 2000. Each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which such director served during 2000.

  During 2000 the Audit Committee, comprised of Messrs. Guyett (Chairman), Patel and Subak, met two times. None of the members of the Audit Committee are or have been officers or employees of the Company and each member meets all of the qualifications prescribed by the rules of NASDAQ for members of audit committees. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee has the responsibility to review and approve the scope and results of the annual audit; to recommend to the Board the appointment of the independent auditors; to review with the independent auditors the Company's financial staff and the adequacy and effectiveness of the Company's systems and internal financial controls; to discuss with management and the independent auditors the content of financial statements presented to stockholders; to review significant changes in accounting policies; to investigate reports of illegal acts involving the Company; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present. A copy of the current charter of the Audit Committee is attached hereto as Appendix A.

  The Compensation Committee, comprised of Messrs. Aplin (Chairman), Subak and Potashner, held two meetings during 2000. The Compensation Committee has the responsibility for oversight of the Company's stock option plans, reviewing and evaluating the Company's compensation programs and plans, and making recommendations concerning compensation for key personnel and amendments to the stock option and certain compensation plans.

  The Nominating Committee, comprised of Messrs. Deuster (Chairman), Guyett, Potashner and Schmidt, met once in 2000. The Nominating Committee has the responsibility for considering, nominating and electing candidates for the Company's Board of Directors. The Nominating Committee will consider nominees of stockholders, but has no formal procedure to be followed by stockholders in submitting such recommendations.

                               EXECUTIVE OFFICERS

  The Company currently has eight executive officers elected on an annual basis to serve at the pleasure of the Board:

     Robert G. Deuster       President and Chief Executive Officer
     William R. Abbott       Vice President and Corporate Controller
     Charles F. Cargile      Vice President and Chief Financial Officer
     Alain Danielo           Vice President and General Manager,
                               Industrial and Scientific Technologies Division, European Operations
     Mark V. Edwards         Vice President and General Manager, Industrial
                               Metrology Systems Division
     Dan A. Petrescu         Vice President and General Manager, Fiber Optics
                               and Photonics Division
     Robert J. Phillippy     Vice President and General Manager, Industrial and
                               Scientific Technologies Division, U.S. Operations
     Gary J. Spiegel         Vice President, Sales

  A biographical summary regarding Mr. Deuster has been presented earlier. Biographical information on the other executive officers follows:

                    Names and Principal Occupation                           Age
                    ------------------------------                           ---

William R. Abbott                                                             44
 Mr. Abbott joined the Company in March 1997 as Corporate Controller, and in August 1999 was appointed to the additional position of Vice President. Prior to joining the Company, Mr. Abbott was Vice President and Corporate Controller for Sunclipse, Inc., an international manufacturer and distributor of packaging materials, from 1993 to 1997.

Charles F. Cargile                                                            36
 Mr. Cargile joined the Company in October 2000 as Vice President and
 Chief Financial Officer.  Prior to joining the Company, Mr. Cargile was
 Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products.
 He joined York in 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in 2000.
 Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from 1996 to 1998.

Alain Danielo                                                                 55
 Mr. Danielo joined the Company in January 1995 as President and General
 Manager of the Company's French subsidiary Micro-Controle S.A. In November 1995 he was elected Vice President with responsibility for the Company's
 Europe Operations. In August 1999 he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations. Prior to joining the Company, Mr. Danielo was Managing Director of the Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France S.A.R.L., a manufacturer of electronic components.

Mark V. Edwards                                                               39
 Mr. Edwards joined the Company in February 2000 as Vice President and
 General Manager of the Company's Video Metrology Division (now the
 Industrial Metrology Systems Division).  Prior to joining the Company,
 Mr. Edwards was director of the Controls, Measurement and Sensing Division of Giddings & Lewis, a manufacturer of metrology equipment, from 1997 to

 2000. Prior to joining Giddings & Lewis he was a Vice President with Professional Manufacturing, Inc., a manufacturer of protective headgear, from 1995 to 1997. From 1990 to 1995 he was Vice President of Plastic Trim, Inc., an automotive parts supplier. From 1986 to 1990 he held various positions at Koch Protective Treatments, Inc., an automotive specialty chemicals supplier.

Dan A. Petrescu                                                               49
 Mr. Petrescu joined the Company in February 2000 as Vice President and
 General Manager of the Company's Fiber Optics and Photonics Division.
 Prior to joining the Company, Mr. Petrescu was director of manufacturing operations for Nortel Networks, Inc., a global leader in telephony, data, eBusiness, and wireless solutions for the Internet. He joined Nortel in 1985 and held various management positions at that company until his promotion to manufacturing operations director in June 1999.

Robert J. Phillippy                                                           40
 Mr. Phillippy joined the Company in April 1996 as Vice President and
 General Manager of the Company's Science and Laboratory Products Division.
 In August 1999 he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies, U.S. Operations.
 Prior to joining the Company, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

Gary J. Spiegel                                                               50
 Mr. Spiegel was elected Vice President with responsibility for domestic sales in June 1992.  He assumed responsibility for the sales of
 MikroPrecision Instruments, Inc. a subsidiary to the Company acquired in January 1996. During 1997 he was assigned additional responsibility for export sales including the company's sales subsidiaries in Canada and
 Taiwan.   Since that time he has assumed responsibility for sales from each of the Company's subsequent acquisitions. Prior to joining the Company, Mr. Spiegel was Vice President of Sales and Marketing for
 Klinger Scientific, a subsidiary of Micro-Controle SA, which the Company acquired in 1991.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In connection with Mr. Cargile joining the Company as Vice President and Chief Financial Officer in October 2000, the Company extended a loan to Mr. Cargile in the amount of $150,000 pursuant to a promissory note. The loan, which was at an interest rate of 6.06% per annum, was repaid in full by Mr. Cargile on December 29, 2000. The largest amount owed by Mr. Cargile during 2000 was $151,344.82.

                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of April 13, 2001, with respect to all those known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, each director, each executive officer named in the Summary Compensation Table and all directors and current executive officers of the Company as a group.

                                            Amount and nature of      Percent
Name and address of beneficial owners      beneficial ownership(1)   of Class
-------------------------------------      -----------------------   --------
Oppenheimer Funds, Inc....................      3,662,725 (2)          10.1%
 Two World Trade Center, 34th Floor
 New York, New York 10048-0203
T. Rowe Price Associates, Inc.............      2,261,900 (2)           6.2%
 100 E. Pratt Street
 Baltimore, Maryland 21202
R. Jack Aplin.............................         51,000 (3)             *
Alain Danielo.............................        159,000 (4)             *
Robert G. Deuster.........................        663,700 (5)           1.8%
Robert L. Guyett..........................        116,000 (6)             *
Robert L. Hewitt..........................         19,021                 *
C. Kumar N. Patel.........................        137,949 (7)             *
Dan A. Petrescu...........................         84,000 (8)             *
Robert J. Phillippy.......................        123,282 (9)             *
Kenneth F. Potashner......................         31,426 (10)            *
William R. Rauth III......................             --                --
Richard E. Schmidt........................        328,762 (11)            *
Gary J. Spiegel...........................        129,062 (12)            *
John T. Subak.............................         67,700 (13)            *
All 14 directors and executive officers
  of the Company as a group...............      1,923,441 (14)          5.1%
----------------------

 *   Less than one percent.
(1) This column lists voting securities, including restricted stock held by executive officers over which the officers have voting power but no investment power. Otherwise, each beneficial owner has sole voting and investment power with respect to the shares shown as beneficially owned by him, subject to community property laws where applicable, the information contained in the footnotes to this table or otherwise as noted herein.
(2) The information is based upon data provided to the Company including filings made with the Securities and Exchange Commission on Schedules 13D or 13G.
(3)  Consists of  51,000 shares for options exercisable within 60 days.
(4)  Includes 129,000 shares for options exercisable within 60 days.
(5)  Includes 544,000 shares for options exercisable within 60 days.
(6)  Includes 96,000 shares for options exercisable within 60 days.
(7)  Includes 96,000 shares for options exercisable within 60 days.
(8)  Includes 24,000 shares for options exercisable within 60 days.
(9)  Includes 71,250 shares for options exercisable within 60 days.
(10) Includes 24,000 shares for options exercisable within 60 days.
(11) Includes 188,000 shares for options exercisable within 60 days.
(12) Includes 63,250 shares for options exercisable within 60 days.
(13) Includes 54,000 shares for options exercisable within 60 days.
(14) Includes 1,340,500 shares for options exercisable within 60 days.

                        EXECUTIVE COMPENSATION AND OTHER
                          TRANSACTIONS WITH MANAGEMENT

Remuneration of Officers

  The following table and narrative text discusses compensation paid in the years ended December 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and the four other executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2000 and one additional individual that was an executive officer during, but not at the end of, such year
(collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                          Annual                              Long-Term
                                                       Compensation                      Compensation Awards
                                                    ----------------------------------------------------------------------
                                                                                               Securities        All Other
                                                                              Restricted       Underlying         Compen-
Name and                                             Salary       Bonus      Stock Awards       Options           sation
Principal Position                        Year        ($)          ($)          ($) (1)           (#)             ($) (2)
--------------------------------------------------------------------------------------------------------------------------
Robert G. Deuster                          2000     333,462      573,000              --           180,000          11,000
-----------------                          1999     294,481      100,000              --                --           9,600
Chairman, President and Chief              1998     281,904      160,000              --           300,000           9,600
 Executive Officer

Alain Danielo                              2000     142,219      128,124              --            60,000              --
-------------                              1999     162,078       15,747              --                --              --
Vice President and General Manager,        1998     161,883       13,500              --            90,000              --
 Industrial and Scientific
 Technologies Division, European
 Operations

Dan A. Petrescu                            2000     165,385       94,000       2,307,500            60,000              --
---------------                            1999          --           --              --                --              --
Vice President and General Manager,        1998          --           --              --                --              --
Fiber Optics and Photonics Division

Robert J. Phillippy                        2000     184,204      132,000              --            60,000          10,700
-------------------                        1999     163,978       69,427              --                --           9,600
Vice President and General Manager,        1998     156,904       69,115         133,750            75,000           9,600
 Industrial and Scientific
 Technologies Division, US Operations

Gary J. Spiegel                            2000     174,385      133,000              --            60,000          10,750
---------------                            1999     158,688       51,719              --                --           9,600
Vice President, Sales                      1998     151,269       35,000              --            90,000           9,600

Robert C. Hewitt (3)                       2000     189,799      141,000              --            60,000          10,900
--------------------                       1999     184,461       37,670              --                --           9,600
Vice President, Chief Financial            1998     176,826       51,691              --            90,000           9,600
 Officer and Secretary (through
 October 16, 2000)
--------------------------------------------------------------------------------------------------------------------------

(1) Restricted stock was granted on February 21, 2000, November 16, 2000 and January 2, 1998 and vests 25% two years after the grant and 25% per year thereafter; except for Mr. Petrescu, whose restricted stock vests 50% after 1 year and 100% after 2 years. Amounts represent fair market value on grant dates. Dividends totaling $0.01 per share were paid on the restricted stock during 2000, the same rate as on the Common Stock. The number of shares and value of restricted stock holdings at December 31, 2000, based on fair market value of $78.61 per share, are as shown below:

                                Number of        Share Value at
                            Shares Outstanding  December 31, 2000
                            ------------------  -----------------
     Robert G. Deuster                  30,000         $2,358,281
     Alain Danielo                       9,375            736,963
     Robert C. Hewitt                    6,750            530,618
     Dan A. Petrescu                    60,000          4,716,563
     Robert J. Phillippy                27,000          2,122,453
     Gary J. Spiegel                     5,750            452,008

(2) All other compensation for 2000 consists of contribution by the Company to the 401(k) plan for each Executive Officer, as well as premiums paid by the Company for term life insurance for the benefit of the officers.
(3) Mr. Hewitt stepped down from his positions as Vice President and Chief Financial Officer effective October 16, 2000, and retired from the Company on January 5, 2001.


                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information concerning grants of options to the Named Executive Officers during the year ended December 31, 2000. The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Newport Common Stock of five percent and ten percent over the term of the options, as set forth in Securities and Exchange Commission ("SEC") rules, and there can be no assurance that such rates will be achieved.


                  Stock Option Grants in Last Year Fiscal Year

                     -------------------------------------------------------------------------------------------------------
                        Number of
                        Securities       Percentage                                 Potential Realizable Value at Assumed
                        Underlying        of Total       Exercise                  Annual Rates of Stock Price Appreciation
                         Options          Options       Price per    Expiration                 for Option Term
      Name               Granted          Granted         Share         Date                  5%                10%
---------------------------------------------------------------------------------------------------------------------------
Robert G. Deuster         180,000          11.87%         $14.31      1/02/2010           $1,620,190         $4,105,879
Alain Danielo              60,000           3.96%         $14.31      1/02/2010           $  540,063         $1,368,626
Robert C. Hewitt           60,000           3.96%         $14.31      1/02/2000           $  540,063         $1,368,626
Dan A. Petrescu            60,000           3.96%         $38.46      2/17/2010           $1,451,174         $3,677,561
Robert J. Phillippy        60,000           3.96%         $14.31      1/02/2010           $  540,063         $1,368,626
Gary J. Spiegel            60,000           3.96%         $14.31      1/02/2010           $  540,063         $1,368,626
-------------------------------------------------------------------------------------------------------------------------

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

  The following table sets forth certain information concerning the exercise of options by the Named Executive Officers during the year ended December 31, 2000, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in-the-money" options that represent the positive spread between the exercise price of existing stock options and the closing price of the Company's Common Stock as of December 31, 2000.

                                                               Number of Unexercised        Value of Unexercised In-the-
                           Shares             Value                 Options at                    Money Options at
                         Acquired on        Realized             December 31, 2000           December 31, 2000 ($) (1)
         Name            Exercise (#)          ($)          Exercisable   Unexercisable     Exercisable    Unexercisable
         ----            ------------      -----------      -----------   -------------     -----------    -------------
Robert G. Deuster            71,000          6,441,958         412,750        341,250        30,944,124      23,547,637
Alain Danielo                75,000          2,796,075          85,500        111,000         6,407,977       7,648,766
Robert C. Hewitt            238,500         16,324,750              --        108,000                --       1,068,125
Dan A. Petrescu                  --                 --              --         60,000                --       2,409,063
Robert J. Phillippy          45,000          2,155,469          33,750        101,250         2,502,598       6,922,324
Gary J. Spiegel              59,000          2,972,146          22,750        108,000         1,686,936       7,421,688

(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of December 31, 2000, on the Nasdaq National Market was $78.61.


            PERFORMANCE GRAPH FOR FIVE YEARS ENDED DECEMBER 31, 2000
               Comparison of Five Year Cumulative Total Return of
  Newport Corporation with the Nasdaq National Market Index and the Scientific
     Instruments Index published by Media General Financial Services, Inc.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                       1995    1996    1997    1998    1999     2000
                                      ------  ------  ------  ------  ------  -------
Newport Corporation                   100.00  109.71  174.34  209.71  569.62  2939.87
Scientific Instruments Group Index    100.00  116.75  144.51  145.30  234.76   262.74
Nasdaq National Market Index          100.00  124.27  152.00  214.39  378.12   237.66

  The graph compares the cumulative total shareholder return on a $100 investment in the Company's Common Stock for the five years ended December 31, 2000, with the cumulative total return on $100 invested in each of (i) the Nasdaq National Market Index and (ii) the Scientific Instruments Group Index published by Media General Financial Services, Inc. (A listing of the companies comprising this index is available from the Company.). The graph assumes all investments were made at market value on December 31, 1995 and the reinvestment of all dividends.

Compensation of Directors

  Each outside director is paid an annual fee of $15,000 and is reimbursed for expenses incurred in connection with attending Board meetings. In addition, each outside director is paid $1,000 for each Board meeting attended ($500 for teleconference sessions) and $1,000 for each committee meeting attended. An additional $250 is paid to each Committee Chairperson. Also, each outside director receives annually, on January 1, options for 4,000 shares of common stock which vest on the anniversary of the grant. Each new outside director receives options on 16,000 shares upon commencement of service as a director, which vest at the rate of 25% per year on each anniversary of the grant.

Employment Agreements

  The Company has entered into employment agreements with Messrs. Deuster, Cargile, Danielo, Edwards, Petrescu, Phillippy and Spiegel providing for certain payments and benefits in the event their employment with the Company is terminated within two years of a change of control of the Company, unless such termination is as a result of death, disability or retirement of such officer or is a termination for cause. In such event, each of these officers may be entitled to a severance payment of a maximum of twelve months of such officer's highest salary during the one-year period preceding termination (with the exception of Mr. Deuster, who may be entitled to twenty-four months severance payment), plus a bonus payment equal to such officer's incentive compensation bonus paid under the Company's Incentive Plan, or other bonus plans, assuming 100% satisfaction of all performance goals. In addition, the officer would be entitled to the continuation of benefits under the Company's medical, dental and vision plans, and long-term disability insurance for two years, the removal of all restrictions on restricted stock held by the officer, the acceleration of vesting of all stock options, the payment of an amount equal to the difference between the exercise price and fair market price of stock options held by the officer and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code or any comparable provision of state or foreign law. In the event Mr. Phillippy's employment is terminated by the Company other than for cause, he would be entitled to the same severance payment as to salary and bonus as in the case of any termination within two years of a change in control.

Retirement Agreement

  Robert C. Hewitt, the Company's former Vice President and Chief Financial Officer, retired on January 5, 2001. In connection with his retirement, the Company paid Mr. Hewitt a bonus for 2000 of $141,000 and accelerated the vesting of 22,500 options granted on January 2, 1998.

Indemnification of Officers and Directors

  The Company has entered into agreements (the "Indemnification Agreements") with each officer and director of the Company providing for contractual protection of certain rights of indemnification by the Company.

  The Indemnification Agreements provide for indemnification of officers and directors to the fullest extent permitted by its Articles of Incorporation, By-Laws and applicable law. They cover all fees, expenses, liabilities and losses (including attorney's fees, judgments, fines, and amounts paid in any settlement approved by the Company) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which the officer or director is a party by reason of any action or inaction in the officer's or director's capacity as an officer or director of the Company or by reason of the fact that the officer or director is or was serving as a director, officer, employee, agent or fiduciary of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as the Company's representative with respect to another entity. Indemnification would not be available, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2000, there was compliance with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders with the following exceptions: (1) a Statement of Changes in Beneficial Ownership on Form 4 prepared on behalf of Gary J. Spiegel, an executive officer of the Company during such fiscal year, to report Mr. Spiegel's stock sale in November 2000, was not timely filed, and the delinquent form was subsequently filed in February 2001; and (2) a Statement of Changes in Beneficial Ownership on Form 4 prepared on behalf of Kenneth F. Potashner, a director of the Company during such fiscal year, to report Mr. Potashner's stock sale in February 2000, was not timely filed, and the delinquent form was subsequently filed in April 2001.


                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Committee

  The Compensation Committee of the Board of Directors is comprised entirely of non-employee, independent directors, none of whom serve as an executive officer of any entity for which any executive officer of the Company serves as a director or a member of its compensation committee. The Committee is responsible for reviewing, recommending and approving changes to the Company's compensation policies and programs, as applicable to the Company's officers and senior personnel.

Compensation Policy and Objectives

  Our primary goal as members of the Compensation Committee is to assure that the compensation provided to executives is linked to the Company's business strategies and objectives, thereby aligning the financial interest of senior management with that of the stockholders. Beyond that, our priorities are to assure that the executive compensation programs enable the Company to attract, retain and motivate the high caliber executives required for the success of the business. These objectives are achieved through a variety of compensation programs, summarized below, which support the current and long-term performance of the business. The Company has not paid, and does not expect to pay, any qualifying compensation under Section 162(m) of the Internal Revenue Code.

Base Salary

  Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with similar executive positions in other companies in the Company's industry. The Committee reviews compensation surveys of similar companies and surveys of national scope encompassing electronics and other high technology organizations. The Company's compensation levels are set at approximately the 50th percentile, or market average. Individual salaries vary based upon the individual's performance and contributions to Company success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. During November 2000, the Committee approved increases averaging 6.35% which ranged from 4.0% to 8.6% effective January 1, 2001. The CEO's salary increase is separately determined and approved by the Committee.

Annual Incentives for Officers other than the Chief Executive Officer

  Officers have an opportunity to earn annual incentives ("Incentive Plan") based on performance targets. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. During 2000, the Committee continued to use a combined management measure (CMM) that included operating income as the primary measure and also included a second measure related to working capital. The intent of the CMM is to provide an incentive for officers to control working capital. Two executive officers had earnings per share as an additional measure and four executives had two worldwide sales measures as part of their incentive plan. Additionally, each officer has a discretionary portion of the annual incentive linked to achievement of individual non-financial goals which differ depending on the responsibilities of the respective officer. The target incentives for each officer range from 25% to 75% of annual salary. For over-achievement of goals, officers can earn up to 200% of the target incentive. For 2000, the Compensation Committee awarded incentive payments based upon performance to specific goals established at the beginning of the year, ranging from 20.0% to 190.0% of the target incentive to executive officers.

Long-Term Incentives

  To further align the interests of stockholders and managers, the Company grants stock options and restricted stock to its employees, including officers and executive officers. Stock options for a total of 1,485,000 shares were granted to approximately 288 employees including officers during 2000. The number of shares awarded is established based upon broad-based plan guidelines and a recommendation by the employee's supervisor, and approved by the Compensation Committee. The exercise price for stock options is the fair market value of the stock on the date of the grant. Options generally vest at a rate of 25% per year starting on the first anniversary date of the option grant. Options for a total of 184,000 (post-split) shares (including the grant to Mr. Deuster described below) were granted on January 2, 2001 to eight officers. In addition, Mr. Edwards was granted options on 15,000 (pre-split) shares upon commencement of his employment in February 2000. Upon commencement of Mr. Petrescu's employment in February 2000 he was granted options on 20,000 (pre-split) shares and 20,000 (pre-split) shares of restricted stock. Restricted stock generally vests at a rate of 25% per year starting on the second anniversary date of the restricted stock grant, however, Mr. Petrescu's restricted stock grant vests at a rate of 10,000 shares (pre-split) on the first anniversary date of the restricted stock grant, and the remaining 10,000 (pre-split) shares on the second anniversary date of the restricted stock grant. In addition, Mr. Cargile was granted options on 60,000 shares (post-split) in November 2000 in connection with commencement of his employment in October 2000.

Compensation of the Chief Executive Officer

  The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, as determined by comparable positions in companies of similar size and profitability to the Company in the marketplace. In November 2000, the Committee approved a 7.5% increase effective January 1, 2001

  Each year the Compensation Committee approves a performance based bonus plan for the Chief Executive Officer. For 2000, the incentive for Mr. Deuster was based on CMM, earnings per share targets and over-achievement incentives established prior to the beginning of the year. He also had a discretionary portion of the annual incentive linked to achievement of non-financial goals also determined prior to the beginning of the year. The Compensation Committee awarded an incentive payment totaling $573,000 based on the fact that Mr. Deuster had exceeded both the financial targets established as well as the discretionary portion of the incentive. At its November meeting, the Compensation Committee awarded Mr. Deuster options for 60,000 shares with a grant date of January 2, 2001.

Respectfully submitted,

R. Jack Aplin, Chairman
Kenneth F. Potashner
John T. Subak



                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. The Audit Committee also has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

  Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K.

Respectfully Submitted,

Robert L. Guyett, Chairman
C. Kumar N. Patel
John T. Subak


Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and the Audit Committee, the statements regarding the independence of the Audit Committee members on page 5 and the performance graph on page 11 shall not be incorporated by reference into any such filings.

                                  PROPOSAL TWO
                   AMENDMENT TO ARTICLES OF INCORPORATION TO
                INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

  The Company's Articles of Incorporation currently authorize the issuance of up to 75,000,000 shares of Common Stock. The Board of Directors, on February 13, 2001, approved, subject to approval by the Company's stockholders, an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock to 200,000,000.

  As of the record date, the Company had 36,346,832 shares of Common Stock issued and outstanding, 4,418,667 shares of Common Stock reserved for issuance pursuant to the exercise of outstanding stock options and 1,454,057 shares of Common Stock reserved for future issuance under the Company's stock option and stock purchase plans. This leaves approximately 32,780,444 shares of Common Stock currently available for other purposes.

  The purpose of the proposed increase is to make additional shares of Common Stock available for issuance from time to time as and when the Board of Directors deems it advisable. The additional shares of Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the stockholders, except as required by applicable law or regulation, in connection with acquisitions, future financings and other corporate purposes. The additional shares of Common Stock could also be used to permit a stock split, or a stock dividend, or to render more difficult or prevent a merger, tender offer, proxy contest or other change in control of the Company. Such shares will only be issued upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company and its stockholders. The Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of Common Stock in excess of the 75,000,000 shares currently authorized.

  The Company's Common Stock does not have preemptive rights. No change in total stockholder equity would result from the proposed increase of the number of authorized shares of Common Stock, however, any future issuance of such additional shares of Common Stock could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of Common Stock, and have other similar dilutive effects on the currently issued and outstanding shares of Common Stock.

  The Board of Directors recommends a vote "FOR" this proposal.

  The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 200,000,000. The affirmative vote of the holders of a majority of outstanding shares of Common Stock is necessary for approval of the proposal. Proxies received in response to this solicitation will be voted in favor of the amendment to the Company's Articles of Incorporation unless otherwise specified in the Proxy.


                                 PROPOSAL THREE
                   AMENDMENT TO ARTICLES OF INCORPORATION TO
                      AUTHORIZE A CLASS OF PREFERRED STOCK

  The Company's Articles of Incorporation currently authorize only one class of capital stock, namely Common Stock. The Board of Directors has approved, subject to approval by the Company's stockholders, an amendment to the Articles of Incorporation to create a class of preferred stock initially consisting of 10,000,000 shares, which shares may be designated and issued in one or more series with rights, preferences and privileges determined by the Board of Directors.

  Assuming the approval of this proposal and the approval of proposal two regarding the increase in the number of authorized shares of Common Stock, Article Fourth of the Articles of Incorporation of the Company, as amended, would be further amended to read as follows:

       FOURTH: The Corporation is authorized to issue Two Hundred Million (200,000,000) shares of common stock, $0.1167 stated value, and Ten Million (10,000,000) shares of preferred stock, $0.1167 stated value. Except as may be determined by the Board of Directors in its discretion, no holder of shares of the common stock or preferred stock of this Corporation shall have any preemptive right to acquire unissued shares, treasury shares, or securities convertible into such shares. The Board of

       Directors is authorized, subject to the limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

  The terms of the shares of preferred stock to be authorized cannot be stated or estimated presently because the Board of Directors does not contemplate any offering of such shares of preferred stock in the proximate future, although further authorization by the stockholders will not be obtained in the event there is any issuance of such shares of preferred stock by the Board of Directors. The terms of the shares of preferred stock to be authorized, including dividend rates, conversion rights, voting rights, redemption prices, maturity dates, designations, preferences, limitations, restrictions and other similar matters will be determined by the Board of Directors at a later date, without the vote or approval of the stockholders. Any future issuance of the shares of preferred stock to be authorized could, depending on the circumstances, reduce total stockholder equity, have a dilutive effect on earnings per share, reduce the voting power of currently issued and outstanding shares of Common Stock, and have other similar dilutive effects on the currently issued and outstanding shares of Common Stock. Such shares of preferred stock will only be issued upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company and its stockholders.

  The purpose of authorizing the shares of preferred stock is to make an additional class of shares apart from the shares of Common Stock available for issuance should the Board of Directors ever deem such an issuance to be advisable. The Board of Directors believes that the availability of authorized but unissued shares of preferred stock can be of considerable value by providing an alternative form of consideration in connection with the raising of capital or the acquisition of other businesses through the issuance of securities by the Company, the terms and characteristics of which can be determined by the Board of Directors at the time of the actual issuance based on market conditions and to meet other circumstances existing at such time. The shares of preferred stock to be authorized could also be used to implement a stockholder rights plan, or issued in order to defeat a hostile takeover attempt. For example, if the Company were to become the target of a hostile takeover attempt, the Company could try to prevent the takeover by issuing the shares of preferred stock, the effect of which would be to reduce the voting power of the then issued and outstanding shares of Common Stock and increase the cost of the takeover. The adoption of a stockholder rights plan or the issuance of shares of preferred stock could make it more difficult for any person to obtain control of the Company through a merger, tender offer, proxy contest or other means, which could potentially inhibit stockholders from realizing a higher share price for their stock than that which would be available in the public markets. However, the Board of Directors believes that such measures would have the effect of (i) deterring those transactions in the Company's Common Stock that could lead to a "creeping" takeover of the Company without the payment of a control premium,
(ii) encouraging prospective acquirors to negotiate with the Board of Directors and (iii) maximizing stockholder value in the event of a sale of the Company. The Board of Directors has no knowledge of any current, threatened or contemplated attempt to take over the control of the Company.

  The Board of Directors recommends a vote "FOR" this proposal.

  The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Articles of Incorporation to authorize a class of preferred stock consisting of 10,000,000 shares. The affirmative vote of the holders of a majority of outstanding shares of Common Stock is necessary for approval of the proposal. Proxies received in response to this solicitation will be voted in favor of the amendment to the Articles of Incorporation unless otherwise specified in the Proxy.


                                 PROPOSAL FOUR
                   APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

  The Board of Directors approved on February 13, 2001, subject to stockholder approval, the 2001 Stock Incentive Plan (the "2001 Plan"). The purposes of the 2001 Plan are to enhance the Company's ability to attract, motivate and retain the services of qualified employees, officers and directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

  The principal features of the 2001 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2001 Plan itself, a copy of which is attached hereto as Appendix B.

Description of the 2001 Plan

  The 2001 Plan authorizes the Company to grant options to purchase up to 6,000,000 shares of Common Stock, including such number of shares as was formerly available for grant under the Company's 1992 Stock Option Plan and 1999 Stock Incentive Plan (the "Prior Plans"), subject to adjustment in the number and kind of shares subject to the 2001 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. Upon the adoption of the 2001 Plan, the Prior Plans shall be terminated, and no further options will be granted under the Prior Plans. As of the record date, no options have been granted under the 2001 Plan.

  Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code of 1986, as amended, will be eligible for selection to receive incentive options under the 2001 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 2001 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 2001 Plan of the Company and any Affiliated Company exceeds $100,000.

  Officers and other key employees of the Company or of an Affiliated Company, any member of the Board of Directors, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 2001 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

  In no event may any individual be granted options under the 2001 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 300,000 shares. As of April 13, 2001, approximately 14 officers and directors of the Company, and 1,297 other employees of the Company were eligible to participate in the 2001 Plan.

  The 2001 Plan is to be administered by an "Administrator", which, under the 2001 Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). The Board of Directors has delegated administration of the 2001 Plan to the Compensation Committee, which is comprised of three non-employee directors, each of whom is eligible to participate in the 2001 Plan. Subject to the provisions of the 2001 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 2001 Plan.

  The exercise price of incentive stock options shall not be less than the fair market value of a share of common stock on the date the option is granted. Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted. The exercise price of any option granted to an optionee that owns at least 10% of the outstanding Common Stock shall not be less than 110% of the fair market value of a share of Common Stock on the date of the grant. There is no minimum purchase price for restricted shares to be issued under the 2001 Plan (provided that such price shall not be less than fair market value for shares issued to the Chief Executive Officer or a Named Executive Officer). Without limiting the generality of the foregoing, the Committee may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

  Payment of the exercise price may be made, in the discretion of the Committee, in cash, by check, by delivery of shares of the Company's Common Stock, through the delivery of a promissory note, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law. The Committee has the authority to determine the time or times at which options granted under the 2001 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect incentive stock options granted to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

  The Board of Directors may from time to time alter, amend, suspend or terminate the 2001 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 2001 Plan will terminate on February 13, 2011. The vesting of all options granted under the 2001 Plan will accelerate automatically upon a change in control (as defined in the 2001 Plan) effective as of immediately prior to the consummation of the change in control unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefore or the options granted under the Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Committee in its discretion may consider equitable.

New Plan Benefits

  The Board of Directors believes that the benefits or amounts that will be received by any participant under the 2001 Plan cannot be determined. The Board of Directors also believes that the benefits or amounts that would have been received by any person or group of persons under the 2001 Plan in fiscal year ended December 31, 2000, if the 2001 Plan had been in effect during that period, cannot be determined.

Summary of Federal Income Tax Consequences of the 2001 Plan

  The following is a brief summary of certain federal income tax consequences of participation in the 2001 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2001 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

  Incentive Options. No taxable income will be recognized by an optionee under the 2001 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

  The exercise of an incentive option may result in items of "tax preference" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

  Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

  Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

  If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

  Tax Withholding

  Under the 2001 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 2001 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

  The Board of Directors recommends a vote "FOR" this proposal.

  The Board of Directors recommends a vote "FOR" the proposal to approve the 2001 Plan. The affirmative vote of the holders of a majority of outstanding shares of Common Stock is necessary for approval of the proposal. Proxies received in response to this solicitation will be voted in favor of the approval of the 2001 Plan unless otherwise specified in the Proxy.

                                 PROPOSAL FIVE
                        APPROVAL OF AN AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on November 15, 1994 and approved by the Company's stockholders on June 7, 1995, and amended on May 28, 1997 and March 20, 1998. The Board of Directors approved on February 13, 2001, subject to stockholder approval, an amendment to the Purchase Plan that accelerates the eligibility of Company employees to participate in the Purchase Plan. Currently, the Purchase Plan requires that a Company employee be employed by the Company for at least one year before being eligible to participate in the Purchase Plan. The proposed amendment would, as to each employee, accelerate eligibility under the Purchase Plan to the first day of each calendar quarter coincident with or next following the date of commencement of each such employee's employment with the Company. The Board of Directors believes that the acceleration of the Purchase Plan eligibility would benefit the Company's hiring and retention efforts, and would further align the interests of participating employees with those of the Company and its stockholders.

  The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company's Common Stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The following description of the Purchase Plan is qualified in all respects by reference to the Purchase Plan itself, the full text of which may be obtained from the Company upon written request to the Secretary of the Company.

Description of the Purchase Plan

  Assuming approval of the amendment to the Purchase Plan, every employee of the Company who customarily works more than 30 hours per week will be eligible to participate in offerings made under the Purchase Plan as of the first day of the calendar quarter coincident with or next following the date of commencement of such employee's employment with the Company. Employees of any present or future subsidiary of the Company may also participate in the Purchase Plan. An employee may not participate in an offering under the Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. As of the record date, approximately eight officers of the Company and 1,270 other employees of the Company were eligible to participate in the Purchase Plan. The Board of Directors believes that the benefits or amounts that will be received by any participant under the Purchase Plan cannot be determined.

  The Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board of Directors (the "Committee"). The Board of Directors has delegated administration of the Purchase Plan to the Compensation Committee, which is comprised of three non-employee directors who are not eligible to participate in the Purchase Plan. Subject to the provisions of the Purchase Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Purchase Plan.

  Each offering under the Purchase Plan will commence on the first day of each calendar quarter (the "Grant Date") and shall continue until the end of the three-month period (the "Offering Period") ending on the last day of such calendar quarter.

  Eligible employees who elect to participate in an offering will purchase shares of common stock through regular payroll deductions in an amount designated by the employee not to exceed 15% of such employee's compensation. For this purpose, "compensation" means the amount indicated on the Form W-2 issued to the employee by the Company, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of Common Stock will be purchased automatically on the last day of the Offering Period (the "Purchase Date") at a price equal to 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower. A participant may withdraw from an offering at any time prior to the Purchase Date and receive a refund of his payroll deductions, without interest. A participant's rights in the Purchase Plan are nontransferable other than on the death of the participant. The Purchase Plan is administered in a manner designed to ensure that any affiliate participant's commencement or discontinuation of participation in the Purchase Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

  No employee may purchase stock under the Purchase Plan (and any similar purchase plans of the Company and any parent and subsidiaries of the Company) having a fair market value, determined as of each applicable Grant Date which exceeds $25,000 in any calendar year.

  The Board of Directors may at any time amend, suspend or terminate the Purchase Plan; provided that any amendment that would (i) increase the aggregate number of shares authorized for sale under the Purchase Plan (except pursuant to adjustments provided for in the Purchase Plan), (ii) change the standards of eligibility for participation, or (iii) materially increase the benefits which accrue to participants under the Purchase Plan, shall not be effective unless approved by the stockholders within 12 months of the adoption of such amendment by the Board of Directors. Unless previously terminated by the Board of Directors, the Purchase Plan will terminate on December 31, 2004 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

Summary of Federal Income Tax Consequences of the Purchase Plan

  No taxable income is recognized by a participant either at the time of election to participate in an offering under the Purchase Plan or at the time shares are purchased thereunder.

  If shares are disposed of at least two years after the offering date and at least one year after the date of purchase, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) the excess of the fair market value of the shares on the offering date over the purchase price will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend on the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

  If a participant disposes of the shares before the expiration of the one-year and two-year holding periods described above (a "disqualifying disposition"), then upon such disposition the federal income tax consequences will be as follows: (1) the difference between the purchase price and the fair market value of the shares on the date of purchase will be taxed to the participant as ordinary income, and (2) the excess, if any, of the fair market value of the shares on the date of disposition over their fair market value on the date of purchase will be taxed as capital gain. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend on the participant's other tax attributes and the statutory limitation on capital losses not discussed herein. The amount of ordinary income recognized by the participant will be deductible by the Company for federal income tax purposes.

  The Board of Directors recommends a vote "FOR" this proposal.

  The Board of Directors recommends a vote "FOR" the proposal for approval of the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of outstanding shares of Common Stock is necessary for approval of the proposal. Proxies received in response to this solicitation will be voted in favor of the amendment to the Purchase Plan unless otherwise specified in the Proxy.


                                  PROPOSAL SIX
                      APPOINTMENT OF INDEPENDENT AUDITORS

  Ernst & Young LLP was selected to audit the financial statements of the Company as of December 31, 2000, and for the year then ended. The Audit Committee of the Board recommended, and the Board of Directors has approved, the selection of that firm as the Company's independent auditors for the fiscal year ending December 31, 2001. Nevada General Corporation Law does not require the approval of the selection of the independent auditors by the Company's stockholders, but in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that stockholders pass upon the selection of auditors.

  The Board of Directors recommends a vote "FOR" this proposal.

  Proxies received in response to this solicitation will be voted in favor of the approval of such firm unless otherwise specified in the Proxy. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. If this proposal is not approved the Audit Committee shall reconsider the proposal and submit its recommendation to the Board of Directors.

Audit Fees

  The aggregate fees billed by Ernst & Young LLP for professional services for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2000 were $158,000.

Financial Information Systems Design and Implementation Fees

  Ernst & Young LLP did not provide, and it did not bill and it was not paid any fees for, financial information systems design and implementation services in 2000.

All Other Fees

  The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP to the Company in fiscal 2000, were $347,967.

  The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Ernst & Young LLP and the fees paid therefor in fiscal 2000 were compatible with maintaining Ernst & Young LLP's independence.

                             STOCKHOLDER PROPOSALS

  Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 1791 Deere Avenue, Irvine, California 92606, addressed to the Corporate Secretary, no later than December 28, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. The Company anticipates that its next annual meeting will be held in May 2002.

  Under Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2002 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company's proxy statement may be submitted until March 13, 2002; thereafter, the Company will use its voting authority as described above.

                                 OTHER MATTERS

  The Company has enclosed with this Proxy Statement a copy of the Annual Report to Stockholders for the year ended December 31, 2000.

  Management knows of no other matters to come before the meeting. If, however, any other matter properly comes before the meeting, the persons named in the enclosed Proxy form will vote in accordance with their judgment upon such matter.

  Stockholders who do not expect to attend in person are urged to promptly execute and return the enclosed Proxy.

                                    By order of the Board of Directors

                                    Patricia M. Clemens
                                    Secretary
Irvine, California
April 27, 2001

                                   APPENDIX A

                              NEWPORT CORPORATION
                              -------------------
                            AUDIT COMMITTEE CHARTER
                            -----------------------

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall be comprised of at least three directors. Members of the committee shall have no relationship that may interfere with the exercise of their independence from management and the Company, and each member shall meet the independence standards of Rule 4200(a)(15) of the Nasdaq Marketplace Rules (during such time as the Company's Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company's securities are listed. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have prior professional experience in either finance or accounting, prior professional certification in accounting or other comparable accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

 . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

 . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

 . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

 . The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of From 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

 . Based upon the foregoing reviews and discussions, the committee shall recommend to the Board of Directors as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

 . The committee shall supervise the investigation of reports of illegal acts involving the Corporation detected by the independent accountants or others and review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, shall recommend further action by the Board of Directors.

 . The committee shall establish and review policies and guidelines concerning investments by the Corporation, and periodically review compliance with such investment policy.

                                   APPENDIX B

                              NEWPORT CORPORATION
                           2001 STOCK INCENTIVE PLAN

     This 2001 STOCK INCENTIVE PLAN (the "Plan") is hereby established and adopted as of February 13, 2001 (the "Effective Date") by Newport Corporation, a Nevada corporation (the "Company").


                                   ARTICLE 1

                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract, motivate and retain the services of qualified employees, officers, directors, consultants and other service providers (to the extent qualifying under Article 3 hereof) upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.


                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3   "Board" means the Board of Directors of the Company.

     2.4 "Change in Control" shall mean (i) the acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving or acquiring entity immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 "Common Stock" means the Common Stock, $0.1167 stated value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 "Covered Employee" means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act. References to a Covered Employee in the Plan shall apply only at such time that a Company security is Publicly Traded.

     2.9   "Disability" means permanent and total disability as defined in
Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.10 "Effective Date" means February 13, 2001, which is the date on which the Plan was adopted by the Board.

     2.11 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     2.12 "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.13 "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

           (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is quoted.

           (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

           (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.14 "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.15 "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.16 "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.17 "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.18 "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.19 "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.20 "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.21  "Optionee" means a Participant who holds an Option.

     2.22 "Participant" means an individual or entity who holds an Option or Restricted Stock under the Plan.

     2.23 "Publicly Traded" means any security of the Company that is listed (or approved for listing upon notice of issuance) on any securities exchange or designated (or approved for designation upon notice of issuance) as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

     2.24  "Purchase Price" means the purchase price per share of Restricted
Stock.

     2.25  "Restricted Stock" means shares of Common Stock issued pursuant to
Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.26 "Service Provider" means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

     2.27 "Stock Purchase Agreement" means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

     2.28 "10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.


                                   ARTICLE 3

                                  ELIGIBILITY

     3.1 Incentive Options. Subject to Section 3.4, only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options and Restricted Stock. Subject to Section 3.4, employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

     3.3 Limitation on Shares. In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 300,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section
4.2 hereof.

     3.4 Restrictions. Notwithstanding Sections 3.1 and 3.2 above or any other provision of this Plan to the contrary, (i) no Incentive Options shall be issued under the Plan and (ii) no director or officer of the Company or any Affiliated Company shall be eligible to receive an Option or acquire Restricted Stock, or any right to receive the same, pursuant to this Plan unless and until this Plan has been approved by a majority of the shares present and entitled to vote at a meeting of the Company's stockholders.


                                   ARTICLE 4

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. The number of shares of Common Stock that may be issued under the Plan shall be equal to six million (6,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to
Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.


                                   ARTICLE 5

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, except for Nonqualified Options granted to Covered Employees where in such case the Exercise Price shall not be less than 100% of Fair Market Value on such date, and (c) if the person to whom an Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the

Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 Term and Termination of Options. The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner unless such assignment or transfer is not permitted under the Code.

     5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a Stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.9 Unvested Shares. The Administrator shall have the discretion to grant Options that are exercisable for unvested shares of Common Stock provided that the Company retains the right to repurchase, at the exercise price paid per share, any or all of those unvested shares if the Optionee's service to the Company terminates before all the shares become vested. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.


                                   ARTICLE 6

                                RESTRICTED STOCK

     6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue, at a Purchase Price determined by the Administrator (provided that such Purchase Price shall not be less than Fair Market Value for shares issued to a Covered Employee), shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the Participant's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Participant; (f) the waiver of compensation due or accrued to the Participant for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4   Rights as a Stockholder.  Upon complying with the provisions of
Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement or by the Administrator. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

                                   ARTICLE 7

                           ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8

                               CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant's rights in the event of a Change in Control of the Company:

           (a) Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

           (b) Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program ("New Incentives") containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

           (c) The Administrator in its discretion may provide in any Option Agreement that if such Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Participant's service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated (involuntarily or voluntarily terminates such service under certain circumstances) within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

           (d)  If outstanding Options will accelerate pursuant to subsection
(a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

          (e) If a Participant holds shares of Restricted Stock that are not fully vested at the time a Change in Control occurs, the provisions set forth above in this Article 8 with respect to the vesting of Options also shall apply to the vesting of shares of Restricted Stock. Therefore, if the vesting of outstanding Options does not accelerate because they are assumed or new options of comparable value or New Incentives are issued in exchange therefor, as contemplated by Section 8.1(b), then the vesting provisions of the Restricted Stock shall also continue on a comparable basis following consummation of the Change in Control. Likewise, if outstanding Options are not assumed and the vesting of outstanding Options accelerates, as provided in Section 8.1(a), then the vesting of shares of Restricted Stock also shall accelerate upon consummation of the Change in Control.

           (f) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof), or new options of comparable value or New Incentives are issued in exchange therefor pursuant to the terms of the Change in Control transaction where in such case, such Outstanding Options shall terminate and cease to be exercisable upon consummation of such Change in Control.


                                   ARTICLE 9

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or rights to purchase Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.


                                  ARTICLE 10

                           CANCELLATION AND RECISSION

     10.1 Adverse Acts. Unless otherwise provided in an Option Agreement, the Administrator may cancel, terminate, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Options at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement and the Plan, or if the Participant engages in any "Adverse Act." For purposes of this Section 10, an "Adverse Act" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the

Company's business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company;
(iii) the failure or refusal to disclose promptly and to assign to the Company in accordance with the Company's policies and any agreement in effect between the Company and the Participant pertaining to confidentiality and/or ownership of intellectual property all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) acts that result in termination of the Participant's employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

     10.2 Agreement Upon Exercise. Upon exercise, payment or delivery pursuant to an Option Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (i)-(vi) of Section 10.1 prior to, or during the six
(6) months after, any exercise, payment or delivery pursuant to an Option Agreement, such exercise, payment or delivery may be rescinded within (2) two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.


                                  ARTICLE 11

                                TAX WITHHOLDING

     11.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

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

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     12.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     12.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

     12.4 Annual Reports. During the term of this Plan, the Company will furnish to each Participant copies of annual financial reports that the Company distributes generally to its stockholders.

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